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                                                                  EXHIBIT 10.16

                   T H O M A S  A.  M C C R E E R Y,  J R.

July 23, 1998

Mr. Joel Harris
President and CEO
VantageMed
3017 Kilgore Road, Suite 180
Rancho Cordova, California 95670

Re: Chief Financial Officer Job Offer

Dear Joel:

     I would like to accept your job offer as Chief Financial Officer of Vantage Med. As we have discussed, you and the other members of the Board of Directors plan to continue acquiring companies that develop and/or sell medical and dental software products and take Vantage Med. I look forward to joining your team as soon as possible to help with that effort. As we have also discussed, my key job objectives as CFO will be as follows:

       1)  Obtain $3-5 million mezzanine round financing,

       2)  Complete the acquisition of 10-15 companies,

       3)  Obtain debt financing,

       4)  Complete an IPO,

       5)  Improve collections by implementing ACH transfer program,

       6)  Implement electronic daily balance reporting,

       7)  Develop daily cash forecasting,

       8)  Manage insurance program,

       9)  Obtain D&O coverage for a reasonable price, if possible,

       10) Manage investor relations,

       11) Build an accounting department,

       12) Solve billing problems,

       13) Clean up accounting records of acquired companies,

       14) Complete an audit by a "Big Five" firm for reasonable price,

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       15) Integrate accounting systems with other management information systems,

       16) Systematize offsite accounting and reporting,

       17) Develop procedures for efficiently consolidating monthly financial information,

       18) Develop comprehensive model (balance sheet, income statement, cash flow statement, schedules, assumptions), which is consistent with budget,

       19) Develop budget and budget procedures, which are consistent with the company's financial model,

       20) Develop weekly flash reports for managing the business,

       21) Develop and implement standardized set of internal and external financial statements,

       22) Develop and implement standardized chart of accounts,

       23) Develop and implement standard monthly closing entries.

     Accordingly, I would very much like to join Vantage Med on the following basis:

       1) To help provide credibility in arranging the mezzanine round of financing and the anticipated IPO, I would prefer the title of Chief Financial Officer and Senior Vice President. As we discussed, I will report to you in your capacity as Chief Executive Officer and will work closely with the Company's Chairman, Richard Pendleton and the other Senior Vice President, Larry LeGate.

       2) My employment will begin as soon as possible, with an annual salary of $120,000, participation in Vantage Med's executive level retirement and benefit plans, and three weeks vacation. Upon completion of a public offering my salary will be adjusted upwards to a market rate. Vantage Med acknowledges that my base compensation at Falcon Systems was $150,000 per year and my current compensation is averaging $15,000 per month.

       3) I will have an option to purchase 85,000 shares of stock at a price not to exceed $2.80 per share. The option will vest over a three-year period. The vesting will occur pro-rata on a quarterly basis over the three-year period unless the vesting is accelerated.

       4) The vesting period will be accelerated if the following occurs in advance of the pro-rata vesting described above:

           - 25% will vest upon completion of a mezzanine round of financing of at least $3 million,

           -  25% will vest upon completion of an initial public offering, and

           - 50% will vest pro-rata on a quarterly basis over the 18 months following the initial public offering is completed.

       5) A $30,000 bonus will be earned and paid upon completion of the initial public offering.

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       6)  Six months termination notice will be required if the company is sold. The notice period can begin no earlier than the day after the company is sold. During the notice period I would be able to look for a job and would assist the acquiring company with the transition resulting from the sale.


                                       Best regards,

                                       /s/ Thomas A. McCreery, Jr.

                                       Thomas A. McCreery, Jr.


Accepted and agreed to:

/s/ Joel Harris
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Joel Harris, President and CEO
VantageMed